                                                                   Exhibit 10.23


                            CONTRIBUTION AGREEMENT

                                     among

                               THE CONTRIBUTORS:

                           Virtual Hospitality, Inc.
                      Jackson-Shaw Partners No. 51, Ltd.
                          3005 Hotel Associates, Ltd.
                          3100 Hotel Associates, L.P.
                         3860 Investors Joint Venture
                                Steven D. Jorns
                       Jim Sowell Construction Co., Inc.
                                James E. Sowell
                               Lewis W. Shaw II
                                Kenneth W. Shaw
                                 Monica Jorns
                                Bruce G. Wiles
                      282 Almaden Hotel Associates, L.P.



                                    THE OP:

           American General Hospitality Operating Partnership, L.P.

                               TABLE OF CONTENTS
                               -----------------

                                                                                               Page
ARTICLE 1
       DEFINITIONS.............................................................................   2
       1.1   Definitions.......................................................................   2
       1.2.....................................................................................   6

ARTICLE 2
       CONTRIBUTIONS AND CONVEYANCES...........................................................   6
       2.1   Contribution......................................................................   6

ARTICLE 3
       CONSIDERATION...........................................................................   7
       3.1   Calculation and Payment of Consideration..........................................   7
       3.2   Lock-Up Agreement.................................................................   7
       3.3   Other Agreement...................................................................   7

ARTICLE 4
       COVENANTS, REPRESENTATIONS AND WARRANTIES...............................................   7
       4.1   Covenants, Representations and Warranties.........................................   7
       4.2   Additional Representations of Certain Contributors................................  13
       4.3   Covenants, Representations and Warranties of the OP...............................  14

ARTICLE 5
       CLOSING AND TITLE MATTERS...............................................................  16
       5.1   Closing...........................................................................  16
       5.2   Escrow............................................................................  16
       5.3   Title Commitment, Searches and Policies...........................................  16

ARTICLE 6
       CLOSING DELIVERIES......................................................................  17
       6.1   Contributors' Documents...........................................................  17
       6.2   OP's Deliveries...................................................................  19
       6.3   Amendment of Partnership's Formation Documents....................................  20
       6.4   Concurrent Transactions...........................................................  20
       6.5   Further Assurances................................................................  21

ARTICLE 7
       APPORTIONMENTS..........................................................................  21
       7.1   Apportionments....................................................................  21
       7.2   Reconciliation....................................................................  23
       7.3   Other Costs.......................................................................  23
       7.4   Estimate and Final Reconciliation.................................................  23

ARTICLE 8                                                                                      Page
      CONDITIONS TO CLOSING....................................................................  24
      8.1    Contributor's Conditions Precedent................................................  24
      8.2    Conditions to the OP's and REIT's Obligations.....................................  25
      8.3    OP Rights.........................................................................  26

ARTICLE 9
      ACTIONS AND OPERATIONS PENDING CLOSING...................................................  27
      9.1    Actions and Operations of the Interest Contributors and the Partnerships
             Pending Closing...................................................................  27
      9.2    Licenses..........................................................................  28
      9.3    Contract..........................................................................  28
      9.4    Right of Entry....................................................................  29

ARTICLE 10
      DAMAGE OR DESTRUCTION; CONDEMNATION; INSURANCE...........................................  29
      10.1   Termination of Agreement..........................................................  29
      10.2   No Termination of Agreement.......................................................  29

ARTICLE 11
      LIABILITIES; ASSIGNMENT AND
      ASSUMPTION OF CERTAIN OBLIGATIONS........................................................  30
      11.1   Assumption of Liabilities by the OP...............................................  30

ARTICLE 12
      INDEMNITIES..............................................................................  30
      12.1   The OP's Indemnity................................................................  30
      12.2   Limitation on Liability...........................................................  31
      12.3   Contributors' Indemnity...........................................................  31
      12.4   Notice of Claims..................................................................  31

ARTICLE 13
      NOTICES..................................................................................  32
      13.1   Notices...........................................................................  32

ARTICLE 14
      POWER OF ATTORNEY........................................................................  32
      14.1   Grant of Power of Attorney........................................................  32
      14.2   Limitation on Liability...........................................................  34
      14.3   Ratification; Third Party Reliance................................................  34

ARTICLE 15
      MISCELLANEOUS............................................................................  34
      15.1   Expenses..........................................................................  34
      15.2   Brokerage.........................................................................  34
      15.3   Books and Records.................................................................  35
      15.4   Hart-Scott-Rodino Act.............................................................  35
      15.5   Survival..........................................................................  35
      15.6   The OP's Investigation and Inspections............................................  35

                                                                                               Page
                                                                                               ----
      15.7     Construction....................................................................  36
      15.8     General.........................................................................  36
      15.9     Headings........................................................................  36
      15.10    Governing Law; Parties at Interest..............................................  36
      15.11    Computation of Time.............................................................  36
      15.12    Time of the Essence.............................................................  36
      15.13    Counterparts....................................................................  36
      15.14    Mutual Waivers, Consents and Acknowledgments....................................  37

EXHIBITS

Exhibit A  Form of Lock-Up Agreement
Exhibit B  Form of Partnership Agreement
Exhibit C  Form of Exchange Rights Agreement
Exhibit D  Form of Registration Rights Agreement


SCHEDULES

Schedule 1  Contributors and their Addresses
Schedule 2 Hotels, Partnerships and Partnership Interests of Contributors and Other Partners and Other Contributors
Schedule 3  Contract Hotel
Schedule 4  [deleted]
Schedule 5  Allocation and Valuation of Units
Schedule 6  Other Hotels


The exhibits and/or schedules of Exhibit 10.23, set forth herein have not been included as exhibits to the Registration Statement. The Registrant agrees to furnish supplementally a copy of any such omitted schedule or exhibit upon request.

                            CONTRIBUTION AGREEMENT
                            ----------------------



          THIS CONTRIBUTION AGREEMENT dated the ____ day of ________, 1996 among Virtual Hospitality, Inc., Jackson-Shaw Partners No. 51, Ltd., 3005 Hotel Associates, Ltd., 3100 Hotel Associates, L.P., Steven D. Jorns, Jim Sowell Construction Co., Inc., James E. Sowell, Lewis W. Shaw, II, Kenneth W. Shaw, Monica Jorns, Bruce G. Wiles, 3860 Investors Joint Venture, and 282 Almaden Hotel Associates, L.P. each having the address stated on Schedule 1 (collectively, the "Contributors"), and AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership having an address at 3860 West Northwest Highway, Dallas, Texas, 75220 (the "OP").


                               R E C I T A L S:
                               - - - - - - - -


          A. The Contributors own or expect to acquire Partnership Interests in Partnerships which own certain Hotels or hold the Contract to acquire the Contract Hotel (such terms and all other capitalized terms used in these Recitals and not otherwise defined shall have the meanings ascribed to such terms in Article 1 of this Agreement).

          B. The sole general partner of the OP is a wholly-owned subsidiary of American General Hospitality Corporation (the "REIT"), a corporation organized under the laws of the State of Maryland which intends to qualify as a real estate investment trust. The REIT intends to file with the Securities and Exchange Commission ("SEC") a registration statement on Form S-11 (as amended from time to time through the date of closing, the "Registration Statement" or "S-11") relating to an underwritten initial public offering (the "Offering" or the "IPO") of shares of the REIT's common stock, par value $.01 per share ("Shares").

          C. The Contributors intend to contribute their Partnership Interests in the Partnerships and the Contract, all as more particularly described hereafter, to the OP in exchange for units of limited partnership interests in the OP ("Units"), as hereinafter set forth in this Agreement.

                              A G R E E M E N T S
                              - - - - - - - - - -


          NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, all of the parties to this Agreement hereby agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------


          1.1  DEFINITIONS.  As used herein, the following terms shall have the
               -----------
respective meanings indicated below:

          ACT:  The Tax Reform Act of 1984 and the regulations promulgated
          ---
thereunder that are imposed by FIRPTA.

          AGREEMENT:  This Contribution Agreement, including the Schedules and
          ---------
Exhibits attached hereto and incorporated herein, as this Contribution Agreement may be modified from time to time.

          ACQUIRED HOTELS:  The Hotels and the Contract Hotel acquired directly
          ---------------
or indirectly by the OP at the Closing.

          ACQUIRED HOTEL OWNERS:  Each entity (whether a Partnership, the OP
          ---------------------
itself or any other affiliate) which owns an Acquired Hotel immediately after the Closing.

          AGH:  American General Hospitality, Inc., an affiliate of the
          ---
Contributors.

          ASSETS:  Collectively, the Partnership Interests and the Contract.
          ------

          ASSIGNMENTS:  As defined in Section 6.1.A.
          -----------

          CLOSING:  As defined in Section 5.1 hereof.
          -------

          CLOSING DATE:  As defined in Section 5.1 hereof.
          ------------

          CODE:  The Internal Revenue Code of 1986, as amended from time to
          ----
time.

          CONTRACT:  The contract of sale held by the Contract Contributor to
          --------
acquire the Contract Hotel, as described on Schedule 3.

          CONTRACT CONTRIBUTOR:  282 Almaden Hotel Associates, L.P., the
          --------------------
Contributor holding the Contract as described on Schedule 3.

          CONTRACT HOTEL:  The hotel property described on Schedule 3 hereto
          --------------
which the Contract Contributor holds a Contract to acquire.

          CONTRIBUTION VALUE:  As defined in Section 3.1 hereof.
          ------------------

          CONTRIBUTOR ENTITY:  As defined in Section 4.1.A.
          ------------------

          CONTRIBUTORS:  As defined in the recitals to the Agreement (and
          ------------
including the Interest Contributors and the Contract Contributor).

          DELAWARE ACT:  As defined in Section 4.3.
          ------------

          DFW SOUTH CONTRIBUTION AGREEMENT:  The Other Contribution Agreements
          --------------------------------
to be entered into between the OP and the Other Contributors holding Partnership Interests in the DFW South Hotel shown on Schedule 2.

          ENCUMBRANCES:  Any voting agreement, option, charge, security
          ------------
interest, pledge, mortgage, deed of trust, encumbrance, right of assignment, purchase right, lien, claim or restriction of any kind.

          ENDORSEMENTS:  As defined in Section 5.3.
          ------------

          EXCHANGE RIGHTS AGREEMENT:  The Exchange Rights Agreement,
          -------------------------
substantially in the form of Exhibit C hereto, to be entered into at or prior to Closing by the REIT and each Contributor.

          FIRPTA:  The Foreign Investment in Real Property Tax Act.
          ------

          FIRPTA CERTIFICATE:  As defined in Section 6.1.B hereof.
          ------------------

          FORMATION DOCUMENTS:  As defined in Section 4.1.A.4.
          -------------------

          FORMATION TRANSACTIONS:  As defined in the Registration Statement.
          ----------------------

          HART ACT:  As defined in Section 15.4 hereof.
          --------

          HOTEL OR HOTELS:  The hotel properties identified on Schedule 2.
          ---------------

          INDEMNITOR:  As defined in Section 4.2 hereof.
          ----------

          INTEREST CONTRIBUTORS:  The Contributors contributing Partnership
          ---------------------
Interests in the Partnerships as shown on Schedule 2.

          IPO:  As defined in the recitals to this Agreement.
          ---

          IPO PERIOD:  The period ending on October 31, 1996.
          ----------

          LICENSES:  means licenses, permits, franchises, certificates of
          --------
occupancy, and similar documents issued by any federal, state, or municipal authority or by any private party, including without limitation the liquor license and the franchise or license agreement permitting the operation of any restaurant at the Hotel, if any;

          LOCK-UP AGREEMENT:  The Lock-Up Agreement to be executed at Closing
          -----------------
substantially in the form attached as Exhibit A to this Agreement among the OP, each Contributor and others.

          OPTION AGREEMENTS:  The option agreements to be entered into at or
          -----------------
prior to Closing between the OP and certain Contributors as shown on Schedule 4 as described in the Registration Statement.

          OP PARTNERSHIP AGREEMENT:  The Agreement of Limited Partnership of the
          ------------------------
OP in the form attached as an exhibit to the Registration Statement.

          OP PARTNERSHIP AMENDMENT:  As defined in Section 6.2.E.
          ------------------------

          OTHER CONTRIBUTORS:  Certain persons or entities other than the
          ------------------
Contributors holding Partnership Interests in the Partnerships as shown on
Schedule 2 and which Partnership Interests will be acquired by the OP (or its Affiliate) at Closing.

          OTHER CONTRIBUTION AGREEMENTS:  The agreements executed or to be
          -----------------------------
executed between the OP and certain Other Contributors pursuant to which the OP will acquire the Partnership Interests of the Other Contributors in the Partnerships at Closing.

          OTHER HOTELS:  The hotels identified on Schedule 6 which the OP or an
          ------------
affiliate will acquire at Closing in addition to the Hotels and the Contract Hotel.

          PARTNERSHIP INTEREST:  All of a person's or entity's right, title and
          --------------------
interest in a Partnership, including his or its right, title and interest in capital profits and distributions.

          PARTNERSHIPS:  The general or limited partnerships, which hold fee
          ------------
title to or a leasehold interest in the Hotels, as described on Schedule 2, each of which may be individually referred to as a Partnership.

          PERMITTED EXCEPTIONS:  As defined in Section 5.3.
          --------------------

          PERSON:  An individual, corporation, partnership, association,
          ------
joint-stock company, trust unincorporated organization, joint venture or other entity or a governmental authority.

          RECORDS:  All books and records maintained by each Partnership and its
          -------
agents or affiliates relating to receipts and expenditures pertaining to each Affiliated Hotel for the three (3) most recent full calendar years and the current calendar year, as well as all other promotional material, tenant data, marketing and leasing material and forms, market studies, keys and other materials in possession or control of each Partnership.

          RED HERRING:  The final preliminary prospectus attached as part of the
          -----------
Registration Statement.

          REGISTRATION RIGHTS AGREEMENT:  The Registration Rights Agreement
          -----------------------------
substantially in the form attached as Exhibit D hereto to be entered into at or prior to Closing by the REIT, each Contributor and certain other parties.

          REGISTRATION STATEMENT:  As defined in the Recitals hereto.
          ----------------------

          REIT DOCUMENTS:  All documents evidencing or to be entered into in
          --------------
connection with the transfer to the OP or an affiliate of the Assets, including, but not limited to, the Assignments, the Supplemental Representations and Warranties Agreement and this Contribution Agreement.

          S-11:  As defined in the Recitals hereto.
          ----

          SEARCHES:  As defined in Section 5.3.
          --------

          SECURITIES ACT:  Securities Act of 1933, as amended.
          --------------

          SELLER:  The persons or entities identified on Schedule 3 which are
          ------
the sellers under the Contract.

          SMITH BARNEY:  Smith, Barney, Inc., the representative of the
          ------------
underwriters in connection with the IPO.

          SHARES:  As defined in the recitals to this Agreement.
          ------

          SUBSCHEDULE OR SUBSCHEDULE(S):  As defined in Section 4.1.A.
          -----------------------------

          SUPPLEMENTAL REPRESENTATIONS AND WARRANTIES AGREEMENT:  That certain
          -----------------------------------------------------
Supplemental Representations and Warranties Agreement entered into, or to be entered into, among the Indemnitors in favor of the REIT and the OP, as the same may be modified from time to time and any pledge agreements entered into to secure the obligations under such Agreement.

          TITLE COMMITMENT:  As defined in Section 5.3 hereof.
          ----------------

          TITLE COMPANY:  Chicago Title Insurance Company or any other title
          -------------
insurer selected by the OP.

          TITLE DOCUMENTS:  As defined in Section 5.3.
          ---------------

          TITLE POLICIES:  The policies of title insurance to be issued in
          --------------
accordance with Section 5.3 hereof.

          UCC SEARCHES:  As defined in Section 5.3.
          ------------

          UNDERWRITING AGREEMENT:  The Agreements for the purchase of the Shares
          ----------------------
of the REIT, as more particularly described in the Registration Statement.

          UNITS:  As defined in the recitals to this Agreement.
          -----

          1.2 Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, all references to Exhibits refer to the Exhibits attached hereto.
The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. The word "including" shall mean "including, without limitation". Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.


                                   ARTICLE 2

                         CONTRIBUTIONS AND CONVEYANCES
                         -----------------------------


          2.1  CONTRIBUTIONS.  Subject to the terms and conditions contained in
               -------------
this Agreement, at the Closing, the Contributors shall contribute, assign and transfer to the OP or its designee, and the OP or its designee shall accept as a contribution to capital from such Contributors, all of their right, title and interest in and to their Partnership Interests and the Contract, pursuant to valid Assignments, free and clear of all Encumbrances on such Partnership Interests or Contract.

                                   ARTICLE 3

                                 CONSIDERATION
                                 -------------


          3.1  CALCULATION AND PAYMENT OF CONSIDERATION.  In consideration of
               ----------------------------------------
the contributions, assignments and transfers to be made by the Contributors pursuant to Article 2 hereof, the OP agrees to pay to or for the benefit of 3100 Hotel Associates, L.P., in accordance herewith the amount of cash required by
Section 4.1.A.2(a) in the Toledo transaction and otherwise to pay to the Contributors an amount of Units calculated in accordance with Schedule 5 hereof (the "Contribution Value"). The OP will allocate the Units among the Contributors as directed by the Contributors prior to Closing.

          3.2  LOCK-UP AGREEMENT.  The Units to be issued to the Contributors
               -----------------
hereunder shall be subject to a Lock-Up Agreement to be executed at Closing by the OP, Smith Barney, Inc. and each of the Contributors, whereby no Contributor will be permitted to transfer Units received hereunder for one year after Closing, except as otherwise permitted under such agreement (and which permitted transfers shall include distribution by Contributor Entities to its partners as described in Section 4.1.C.4(g).

          3.3  OTHER AGREEMENTS.  At or prior to Closing, in addition to those
               ----------------
other agreements listed in Section 6.2 hereof and in the Registration Statement to be executed by certain Contributors or their affiliates, the REIT, Contributors and the other parties thereto shall enter into the Registration Rights Agreement and Exchange Rights Agreement.


                                   ARTICLE 4

                   COVENANTS, REPRESENTATIONS AND WARRANTIES
                   -----------------------------------------


          4.1  COVENANTS, REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS.  To
               ---------------------------------------------------------
induce the OP to execute, deliver and perform this Agreement, each of the Contributors, for himself, herself, or itself and not with respect to any other Contributor, covenants, represents and warrants to the OP as set forth below. Further, the representations made with respect to each Partnership (and the Hotel owned or leased by such Partnership) are deemed to be made only by those Contributors which are the general partners in such Partnership. Unless a Contributor notifies the OP in writing that any of the following have changed, each Contributor also covenants, represents and warrants as set forth below as of the Closing or earlier establishment of an escrow pursuant to Section 5.2.

          A.  PARTNERSHIPS.
              ------------

               1. Schedule 2 sets forth a true and correct identification of each Hotel, the name of the Partnership which owns or ground leases such Hotel (or, in the case of Toledo, will ground lease such Hotel prior to Closing), each Contributor's Partnership Interests in each Partnership, as well as the identity of any Other Contributors and their respective Partnership Interests. Where the Contributor is an entity ("Contributor Entity"), Schedule 2 also identifies the person or entities owning the stock or partnership interests therein.

               2. The Contributors and Other Contributors listed on Schedule 2 are the only individuals and entities which have any interest in or right to receive the profits and distributions of the Partnerships. Prior to or at Closing (which may be immediately prior to the execution and delivery of the Assignments) the following shall occur:

                    (a) With respect to Toledo, 3100 Hotel Associates, L.P. ("3100"), the Contributor which holds a Partnership Interest in the Toledo Partnership (as shown on Schedule 2), will exercise its right to buy out the Other Contributor in such Partnership pursuant to the Formation Documents for Toledo (the cash purchase price for which shall be paid by the OP) and direct the Other Contributor to assign its Partnership Interest directly to the OP or its designee.

                    (b)  With respect to the Contributor Entities identified on
Schedule 2 as 3005 Hotel Associates, Ltd. ("3005") (a partner in 183 Hotel Associates, Ltd. ("183")) and 3100 (a partner in 3100 Glendale Joint Venture ("3100 Glendale")), American General Hospitality, Inc. Retirement Savings Plan (the "Plan") will withdraw from 3005 and 3100 (having exercised its conversion right with respect to 3100 as described on Schedule 2) and in consideration thereof, 3005 and 3100 will each assign to the Plan, that portion of their Partnership Interests in 183 and 3100 Glendale respectively equal to the interest that the Plan had (on a look-through basis) in 183 and 3100 (assuming it exercised its conversion right), thus reducing 3005's and 3100's Partnership Interests in 183 and 3100 Glendale. The Plan would thus become an Other Contributor with respect to each of such Partnerships.

                    (c) Further, with respect to 3005, Devlo, Inc. will withdraw from 3005 and, in consideration thereof, 3005 will assign to Devlo, Inc. that portion of its Partnership Interest in 183 equal to the interest Devlo, Inc. had (on a look-through basis) in 183, thus further reducing 3005's Partnership Interest in 183. Devlo, Inc. will thus become an Other Contributor with respect to 183.

At Closing, if requested by the OP, the Contributors shall certify to the OP, to their knowledge, the aggregate Partnership Interests held by the Contributors (and Other Contributors) in each Partnership. It is intended that upon consummation of the assignments contemplated by this Agreement and the assignments from the Other Contributors identified on Schedule 2, the OP (or its designee) will acquire good and valid title to 100% of the legal and beneficial interests in the Partnerships.

               3. Each Contributor is the lawful owner of legal and beneficial title to its respective Partnership Interest(s) as set forth on Schedule 2, and will have on the Closing Date, good and valid title to such Partnership Interests (as such may be reduced in the case of 3005 and 3100 as described above) and on the Closing Date all such Partnership Interests will be free and clear of all Encumbrances.

               4. Each Partnership is a duly formed, validly existing general or limited partnership in good standing under the laws of the state of its organization (and qualified to do business in the State where the respective Hotel is located if other than the State of its organization), with full power and authority to own and operate its Hotel. The following subschedules to
Schedule 2 (each a "Subschedule" and collectively the "Subschedules") identifies each and every document pursuant to which the respective Partnership is organized and governed, including all certificates of partnership and agreements of partnership (including all amendments thereto) (collectively, "Formation Documents"). All Formation Documents are in full force and effect. True and complete copies of all Formation Documents have been delivered to the OP:

          Schedule 2.1               DFW South
          Schedule 2.2               DFW West
          Schedule 2.3               Secaucus
          Schedule 2.4               Richmond Airport
          Schedule 2.5               Toledo
          Schedule 2.6               Maison de Ville


          B.  CONTRACTS.
              ---------

               Schedule 3 identifies the Contract Hotel, sets forth a true and correct description of the Contract for such Contract Hotel, and the identity of the Seller and the Contract Contributor. The Contract Contributor has good and valid title to the Contract, and has not pledged, assigned or otherwise encumbered the Contract. Schedule 3 identifies any consents required from Seller to assign the Contract. To the extent the Sellers' consent is required to assign the Contract, the Contract Contributor will use best efforts to obtain such consent. At Closing, upon consummation of the assignments contemplated by this Agreement, the OP (or its designee) will hold the Contract, free and clear of any Encumbrances. A copy of each Contract has been provided to the OP. The Contract is in full force and effect and has not been modified or amended (except as shown on Schedule 3). No party is known to be in default under the Contract and the Contract Contributor has not waived any of its rights under the Contract (though most review and approval periods have expired).

          C.  CONTRIBUTORS.
              ------------

               1. Each Contributor that is a Contributor Entity is duly organized, validly existing and in good standing under the laws of the State of its organization, and each has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement; and the execution and delivery of this Agreement and the performance by each of such Contributors of its obligations under this Agreement requires no further action or approval of such Contributor's partners, members, shareholders, directors, or officers, or of any other individuals or entities, in order to constitute this Agreement a binding and enforceable obligation of such Contributor. Except for the filing of any requisite pre-merger notification report under the Hart Act, and except as shown on the applicable Subschedule for each Hotel and Partnership or on Schedule 3 as to the Contract Hotel, and except for consents required from the Other Contributors, each Contributor has obtained each and every consent, approval, permit or order of, and has made each and every filing with, any individual, partnership, corporation, trust or other entity, government agency or political subdivision known to be required to be obtained or made in connection with: (A) its execution, delivery and performance of this Agreement and (B) its consummation of the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of each Contributor, enforceable in accordance with its terms.

               2. Neither the entry into nor the performance of, or compliance with, this Agreement by any Contributor has resulted, or will result, in any violation of, or default under, or result in the acceleration of, any obligation under the organization documents of any Contributor Entity, or any existing mortgage indenture, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to the Contributor or the Partnership or the Hotel, except as shown on the applicable Subschedule for each Hotel and which violations or defaults can be cured by Closing.

               3. No Contributor (and no Partnership) (i) is in receivership or dissolution, (ii) has made a currently effective general assignment for the benefit of creditors or is currently subject to a written admission of its inability to pay its debts as they mature, or (iii) is currently an adjudicated bankrupt or currently has on file a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the Federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and no such petition is currently on file against any Contributor or any Partnership.

               4. (a) Each Contributor has received and reviewed a copy of the draft Registration Statement and draft financial statement for the REIT, and understands the risks of, and other considerations relating to, an investment in Units. Each Contributor, by reason of its business and financial experience, together with the business and financial experience of those persons, if any, retained by it to represent or advise it with respect to its investment in Units, (A) has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in Units, (B) is capable of protecting its own interests or has engaged representatives or advisors to assist it in protecting its interests and (C) is capable of bearing the economic risk of such investment including the loss of its entire investment. Each Contributor is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act. If any Contributor has retained or retains a person to represent or advise it with respect to its investment in Units, each such Contributor will advise the OP, of such retention and, at the request of the issuer of such securities, each Contributor shall, prior to or at the Closing, (X) acknowledge in writing such representation and
(Y) cause such representative or advisor to deliver a certificate to the OP, as the case may be, with respect to such representation, in the form reasonably requested by the OP.

                    (b) Each Contributor understands that an investment in the OP involves substantial risks. Each Contributor has been given the opportunity to make a thorough investigation of the proposed activities of the OP, and has been furnished with materials relating to the OP and its proposed activities, including, without limitation, the draft Registration Statement. Each has been afforded the opportunity to obtain any additional information requested by it. Each had an opportunity to ask questions of and receive answers from representatives of the OP concerning the OP, and its proposed activities and the terms and conditions of an investment in Units. Each Contributor has relied and is making its investment decision based upon the draft Registration Statement.

                    (c) The Units to be issued to each Contributor at the Closing will be acquired by such Contributor for its own account, for investment only and not with a view to, or with any intention of, a resale thereof, in whole or in part, or the grant of any participation therein (except for distributions to partners in accordance with paragraph (g) below). None of the Contributors was formed for the specific purpose of acquiring an interest in the OP.

                    (d) Each Contributor acknowledges that (A) the Units to be issued to such Contributor at the Closing have not been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Units are represented by certificates, such certificates will bear a legend to such effect, (B) the OP's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein, (C) the Units to be issued to such Contributor at the Closing may not be resold or otherwise distributed unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available,
(D) there is no public market for such Units, and (E) the OP has no obligation or intention to register such Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Exchange Rights Agreement and the Registration Rights Agreement. Each Contributor hereby acknowledges that because of the restrictions on transfer or assignment of such Units to be issued hereunder which will be set forth in the OP Partnership Agreement, the certificates and/or in the Lock-Up Agreement, each Contributor may have to bear the economic risk of any securities issued pursuant to the investment commitment contained in this Agreement for an indefinite period of time, although (x) under the terms of the OP Partnership Agreement, as it will be in effect at the time of the IPO, Units will be exchangeable at the request of the holder thereof at any time after the first anniversary of their issuance for cash or, at the option of the REIT for shares and (y) the holder of any such Shares issued pursuant to such exchange will be afforded certain rights to have such Shares registered under the Securities Act and applicable state securities laws pursuant to the Registration Rights Agreement.

                    (e)  The address set forth after each Contributor's name on
Schedule 1 hereto is the address of the Contributor's principal place of business or, if a natural person, the address of the Contributor's residence, and each Contributor has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such principal place of business or residence is presently located.

                    (f) The Units are being acquired for each Contributor's investment and not for resale to others. Each Contributor agrees that it will not sell or otherwise transfer the Units unless they are registered under the Securities Act or unless an exemption from such registration is available. Each Contributor represents that it has adequate means of providing for its current needs and possible contingencies, and that it has no need for liquidity of the investment.

                    (g) Each Contributor Entity further agrees that it will not distribute its Units or any fraction thereof to any of its partners or shareholders whether voluntarily or by operation of law or at judicial sale or otherwise, unless such person makes the representations and warranties to the OP set forth in this Section 4.1.C.4 and similarly agrees not to distribute such Units or fraction thereof to any person who does not similarly represent, warrant and agree.

                    (h) It is understood that all documents, records and books pertaining to the investment have been made available for inspection by the Contributor's attorney or the Contributor's accountant or the Contributor's offeree representative and the Contributors, and that the books and records of the OP will be available upon reasonable notice, for inspection by each Contributor at reasonable hours at its principle place of business.

          D.   LIMITED SURVIVAL.  It is a condition to the Closing hereunder
               ----------------
that the representations and warranties of the Contributors set forth in this
Section 4.1 shall be true and correct on the Closing Date and remedies with respect thereto shall survive the Closing for a period of one (1) year from the date of the Closing, and shall expire at such time, except for claims asserted by written notice given by or on behalf of the OP at any time during the one year period to any Contributor or Contributors alleged to have breached any representation or warranty. Covenants shall survive Closing for a period of one
(1) year.

          E.   SCHEDULES.  To the extent any of the Schedules or Subschedules
               ---------
referred to in this Section 4.1, or portions thereof, are unavailable at the time of execution of this agreement, they shall be provided, to the OP's reasonable satisfaction, prior to the Red Herring.

          4.2  ADDITIONAL REPRESENTATIONS OF CERTAIN CONTRIBUTORS.  At Closing,
               --------------------------------------------------
certain of the Contributors (as agreed to among the Contributors and Smith Barney) (each, an "Indemnitor" and collectively, the "Indemnitors") shall enter into the Supplemental Representations and Warranties Agreement on terms mutually acceptable to the Indemnitors and the OP in which the Indemnitors will make current knowledge representations, warranties and covenants with respect to matters relating to the Partnerships, the Hotels and certain other matters which will survive Closing to the extent set forth therein.

          4.3  COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE OP.  The OP
               ---------------------------------------------------
covenants, represents and warrants to the Contributors as follows, which representations and warranties are true and correct on the date hereof (unless the same refers only to the Closing Date) and in any event will be true and correct at Closing:

               1. The OP is a partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and the OP has the requisite power and authority to execute and deliver this Agreement and all Closing Documents now or hereafter to be executed by the OP. The execution, delivery and performance of this Agreement by the OP has been duly and validly authorized by all necessary action of the OP. This Agreement has been duly executed and delivered by the OP or an authorized representative of the OP. This Agreement constitutes a legal, valid and binding obligation of the OP, enforceable in accordance with its terms.

               2. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement of the OP or any instrument to which the OP is a party or by which the OP is bound, or any judgment, decree or order of any court or governmental body, or any law, rule or regulation applicable to the OP.

               3. The Units to be issued to the Contributors at Closing will have been duly and validly authorized and issued, free of any preemptive or similar rights, and be fully paid and nonassessable, without any obligation to restore capital except as required by the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). As a holder thereof, each Contributor shall be admitted as a limited partner of the Partnership entitled to all of the rights and protections of a limited partner under the Delaware Act and the provisions of the OP Partnership Agreement, with the same rights, preferences and privileges as all existing limited partners on a pari passu basis.

               4. Except as set forth in the OP Partnership Agreement, the Lock-Up Agreement and the Supplemental Representations and Warranties Agreement or any pledge agreement required to be executed thereunder, and subject to federal and state securities laws, none of the Units, when delivered to the Contributors, will be subject to any Encumbrance.

               5. At Closing, the REIT will have the full legal right, power and authority to enter into the Registration Rights Agreement and the Exchange Rights Agreement and to consummate the transactions contemplated therein. The Registration Rights Agreement and the Exchange Rights Agreement will be duly authorized by all necessary corporate action on the part of and will constitute the valid and binding obligation of the REIT, enforceable in accordance with its terms. The OP will have the full right, power and authority to enter into the Lock-Up Agreement and its execution will be duly authorized by all necessary partnership action.

               6. The OP Partnership Agreement and any OP Partnership Amendment will constitute valid and binding obligations of affiliates of the REIT who will be partners therein, enforceable in accordance with their terms.


               7. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery by the OP of the Units, the valid authorization, issuance, sale and delivery of any shares of Common Stock that may be issued by the REIT upon any exchange of the Units, and the execution, delivery and performance of the Registration Rights Agreement by the REIT (other than complying with applicable securities laws and regulations), will have been made or obtained and will be full force and effect.

               8. Neither the issuance or sale and delivery by Partnership of the Units, nor the issuance, sale and delivery by REIT of any shares of Common Stock that may be issued upon any exchange of the Units, nor the execution, delivery and performance of the Registration Rights Agreement, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or passage of time or both) constitute a default under the certificate of incorporation or by-laws of the REIT or the certificate of limited partnership or the OP Partnership Agreement of the OP; any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the REIT or the OP is a party or to which any of them, any of their respective properties or other assets or any hotel is subject; or any applicable statute, judgment, decree, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties (other than compliance with the securities laws and regulations); or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the REIT or the OP.

                                   ARTICLE 5

                           CLOSING AND TITLE MATTERS
                           -------------------------

          5.1  Closing.  The closing of the transactions contemplated hereby
               -------
(the "Closing") shall take place at the offices of one of the OP's attorneys or the attorneys for the lead underwriter of the IPO concurrently with the consummation of the IPO or on a date to be selected by the OP, but not later than 5 days after the Closing of the IPO (the "Closing Date"), and in any event immediately prior to closing under the Contracts.

          5.2  ESCROW.  It is anticipated that the Closing and the consummation
               ------
of the IPO shall occur simultaneously or substantially simultaneously. To effect the Closing, the OP, if the OP reasonably anticipates the completion of the IPO to occur within twenty (20) days, shall have the right but not the obligation to send notice to the Contributors requesting that both parties endeavor in good faith to (i) enter into a mutually satisfactory escrow agreement with a mutually satisfactory escrow agent pursuant to which the Closing shall occur on the Closing Date through an escrow-style closing and (ii) prior to the Closing Date, place in escrow with said escrow agent pursuant to said escrow agreement the documents to be delivered pursuant to Article 6 (or otherwise pursuant to this Agreement).

          5.3  TITLE COMMITMENT, SEARCHES AND POLICIES.  The OP shall order the
               ---------------------------------------
following (collectively hereinafter referred to as the "Title Documents") within ten (10) days from the date hereof with regard to all the Hotels:

               1. A title commitment for an ALTA Form Owner's or Leasehold (as appropriate) Policy to be issued by the Title Company in an amount to be determined by the OP for each Hotel and the Contract Hotel ("Title Commitment"), subject only to the Permitted Exceptions for such Hotel or Contract Hotel, as the case may be, which Title Commitments shall include such insurance and affirmative insurance as is reasonably requested by the OP, to the extent permissible, applicable and available in the state in which such Hotel or the Contract Hotel is located, including but not limited to a non-imputation endorsement and "Fairway" endorsement as to the Hotels (the "Endorsements") in form and substance satisfactory to the OP, together with copies of all documents and instruments referred to in the Title Commitment. As used herein, for each Hotel, Permitted Exceptions shall be those matters identified on the respective Subschedules and any other matters which the OP agrees to take subject to. "Permitted Exceptions" for the Contract Hotel shall be those matters identified as such (or by words of similar import) in the Contract and any other matters which the OP agrees to take subject to.

               2. UCC, judgment and tax lien searches on the names of the Contributors and the Partnerships (the "Searches") showing no liens or encumbrances as to such persons or entities unless the same is to be paid and released at or prior to Closing.

               3. A survey prepared by a surveyor licensed by the state in which each Hotel as well as the Contract Hotel is located in conformity with such standards as are reasonably required by the lead underwriter of the IPO, certified to the OP, each Partnership, each other Acquired Hotel Owner, the Title Company and such other parties as the OP shall designate.

               4. If, with respect to the Hotels, the Title Documents indicate any lien or encumbrance which is not a Permitted Exception and which the OP elects not to accept, the Contributors shall have until the Closing Date to remove such exception (or to have the Title Company commit to affirmatively insure against such Title Defect and provide evidence thereof to the OP), though the Contributors will be under no obligation to expend funds to do so, or with respect to the Contract Hotel, to have the Seller remove such exception or arrange for affirmative insurance in accordance with such Contract, though the Contract Contributor will be under no obligation to expend funds to do so. If such lien or encumbrance is not removed (or affirmatively insured), the OP may elect, as its sole remedy, to either: (i) terminate this Agreement with respect to the Hotel (or the Contract Hotel, as the case may be) with a commensurate reduction in the Contribution Value, in which event the parties shall have no further obligation or liability to each other hereunder with respect thereto except as otherwise provided herein or (ii) accept the Title Commitment or Searches as is.

               5. At Closing, the OP shall receive an ALTA Form Owner's or Leasehold Policy of title insurance ("Title Policy") issued as of the Closing Date for (i) each Hotel as well as the Contract Hotel, in favor of the Acquired Hotel Owner pursuant to and in accordance with the Title Commitments (and with the Endorsements) and insuring that such Acquired Hotel Owner has fee title to the land and improvements with respect to such Hotel or Contract Hotel (or a valid leasehold interest in the case of the Hotels as well as the Contract Hotel on ground leases or the "Restaurant Lease" in the case of Maison de Ville) subject only to the Permitted Exceptions.


                                   ARTICLE 6

                              CLOSING DELIVERIES
                              ------------------

          6.1  CONTRIBUTORS' DOCUMENTS.  At the Closing, or earlier upon the
               -----------------------
establishment of an escrow pursuant to Section

5.2, the Contributors shall cause the following documents to be delivered to the
OP:

               A. Assignments from the Contributors to the OP of all of their right, title and interest in the Partnership Interests as well as the Contract in form satisfactory to the OP (the "Assignments").

               B. A written certification ("FIRPTA Certificate") dated no earlier than ninety (90) days prior to the date of Closing for each Contributor, which certification shall be in compliance with the Act and the regulations thereunder that are imposed by FIRPTA and certifying that the Contributor is not a person or entity subject to withholding under FIRPTA and the Act, and containing the Contributor's social security number or tax identification number and address. Alternatively, each Contributor hereby certifies in compliance with FIRPTA (i) that he, she, or it is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Act of FIRPTA, (ii) that his, her or its Taxpayer Identification or Social Security Number is as set forth in Schedule 1 (or will be furnished prior to Closing), (iii) that his, her, or its address set forth in Schedule 1 is correct, (iv) that he, she or it understands that this certification may be disclosed to the Internal Revenue Service, (v) that any false statement contained herein could be punished by fine, imprisonment, or both, and (vi) that he, she, or it, under penalties of perjury, hereby declares that he, she or it has examined this certification and to the best of his, her, or its knowledge and belief it is true, correct, and complete.

               C. Any state, county and city documentary stamp declarations or transfer or "gains" tax forms required in connection with the transfer of any of the Assets.

               D. Such evidence as may be reasonably required by the Title Company or the OP of the due authorization, execution and delivery of the documents executed by the Contributors.

               E. Any affidavits as to judgments and other matters reasonably required by the Title Company in connection with the issuance of the Title Policies.

               F. Any documents customary or required in assigning the Assets or any of the other assignments involved in this transaction.

               G. Payoff letters and mortgage satisfactions with respect to all mortgages, and appropriate consents and estoppels with respect to the DFW South mortgage.

               H. Estoppel letters and required consents from ground lessors for those Hotels as well as the Contract Hotel on ground leases.

               I. If necessary and if required by counsel to the OP or counsel to the lead underwriters of the IPO, legal opinions that this Agreement and each of the closing documents have been duly authorized, and if counsel is available for witnessing, executed and delivered by, the Contributors.

               J. The Lock-Up Agreement, Registration Rights Agreement, Exchange Rights Agreement and the OP Partnership Agreement (or OP Partnership Amendment) duly executed by the Contributors.

               K. The Supplemental Representations and Warranties Agreement executed by the Indemnitors.

               L. To the extent in the Contributors', Partnerships' or any of their affiliates' possession, or control, the originals of all existing contractor, architectural and engineering agreements and all other assignable documents, guarantees and warranties issued or entered into in connection with the construction of the buildings, structures and other improvements comprising the Hotels, as well as originals (or copies to the extent that originals are not available) of licenses, permits, authorizations, consents and approvals relating to the Hotels which are required by law and issued by any governmental or quasi-governmental authority having jurisdiction over the Hotels, and copies of all certificates, if any relating to the Hotels issued by the local board of fire underwriters (or other body exercising similar functions), as well as a complete set of architectural and engineering drawings, utilities layout plans, topographical plans and the like currently used in the construction of the buildings, structures and other improvements on the Hotels.

               M. To the extent not previously delivered to and in the possession of the OP for each Hotel, all plans and specification, Records, and all Licenses.

               N. On the Closing Date, each Partnership shall continue to have possession of its Hotel free and clear of all tenancies of every kind and parties in possession, except for guests in the Hotel and tenants under space leases and with all parts of the Hotel (including, without limitation, the fixtures, and equipment, in substantially the same condition as the same were on the date of this Agreement, normal wear only excepted.

          6.2  OP'S DELIVERIES.  At the Closing, or earlier upon the
               ---------------
establishment of an escrow pursuant to Section 5.2, the OP and/or the REIT shall cause the following to be delivered to the Contributors:

               A. the Units, in accordance with Section 3.1 hereof and the cash for which provision is made in Section 4.1.A.2(a) above;

               B.   the Lock-Up Agreement duly executed by the OP and Smith
Barney;

               C. the Registration Rights Agreement, duly executed by the REIT;

               D. the Exchange Rights Agreement, duly executed by the REIT and the OP;

               E. the OP Partnership Agreement (and any required amendment thereto (the "OP Partnership Amendment"), duly executed by each of the Contributors, affiliates of the REIT and others, which shall state that each Contributor is a limited partner of the OP and specify the number of Units held by each Contributor, together with, if such Units are represented by certificates, a certificate or certificates in the name of each Contributor representing the number of Units to which such Contributor is entitled;

               F. countersigned copies of any documents listed in Section 6.1 and 6.3 which are required to be signed by the OP or the REIT (or its affiliates), as the case may be;

               G. evidence satisfactory to Contributors that the person or persons executing the closing documents on behalf of Partnership and the REIT (or its affiliates) have full right, power and authority to do so; and

               H. certificates duly executed by the OP and the REIT to the effect that all of the representations and warranties herein of the OP and the REIT are true and correct as of the Closing.

          6.3  AMENDMENT OF PARTNERSHIP'S FORMATION DOCUMENTS.  At Closing, the
               ----------------------------------------------
applicable Contributors, the OP and any designees of the OP will execute amendments to the Partnerships' respective Formation Documents and other formation documents as required, in form and substance satisfactory to the OP, to reflect the withdrawal of such Contributors and the substitution of the OP or its designee in their stead and containing such other provisions as the OP shall determine.

          6.4  CONCURRENT TRANSACTIONS.  All documents or other deliveries
               -----------------------
required to be made by the OP, the REIT and the Contributors at or prior to Closing, and all transactions required to be consummated concurrently with the Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries under the REIT Documents and other Formation

Transactions, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by the OP and the REIT shall have been made, and all concurrent or other transactions shall have been consummated.

          6.5  FURTHER ASSURANCES.  The parties hereto will, at or prior to the
               ------------------
Closing, or at any time or from time to time thereafter, upon request of either party, execute such additional instruments, documents or certificates as either party deems reasonably necessary in order to effectuate the transactions contemplated hereby.


                                   ARTICLE 7

                                APPORTIONMENTS
                                --------------

          7.1  APPORTIONMENTS.  With respect to each Hotel, the Contribution
               --------------
Value reflects a deduction for all mortgage indebtedness on the Hotels. With respect to each Partnership, the following adjustments and apportionments shall be made in cash among the Contributors in each Partnership, and the OP. It is the parties' intention that the prorations and adjustments conform in substance to those that would be made in a sale of real property as set forth herein. All such prorations for a Partnership shall be netted against each other proration for such Partnership and the net amount, if in favor of such Partnership's Contributors, shall be paid in cash to each Contributor and each Other Contributor who or which is a partner in such Partnership, with each such Contributor (and each such Other Contributor) to receive its "Allocable Share" of such amount; or, if in favor of the OP, to the OP, in which case, each such Contributor (and each such Other Contributor) shall pay its Allocable Share thereof. As used in this Article 7, Allocable Share shall mean each Contributor's (and Other Contributor's) pro rata share commensurate with its Partnership Interest in the Partnership at Closing in accordance with the partnership agreement for such Partnership. At Closing, the following items of revenue and expense shall be prorated as of 12:01 a.m. on the Closing Date except as otherwise expressly provided herein:

          A. Real estate taxes, personal property or use taxes and sewer rents, on the basis of the best available estimates for such taxes and rents that will be due and payable on the Hotel for the calendar year in which the Closing occurs.

          B. All utility costs and expenses and other costs and expenses of operating the Hotel which are reasonably capable of proration, including, but not limited to, all salaries, compensation, sick pay, vacation pay and other accrued benefits of Hotel employees.

          C. Amounts paid or payable under the service contracts and equipment leases.

          D. Rents and other revenues under space leases as and when collected. If the Partnership receives any rents from tenants under space leases after the Closing Date then such collections shall first be applied to rents accruing on or after the Closing Date, and OP shall cause the Partnership to remit the balance, if any, to the applicable Contributors to the extent any pre-Closing Date rental obligation under such tenant's lease remains unpaid. Upon request of the applicable Contributors (at their expense), the Partnership will use reasonable efforts to collect delinquent rents directly from a tenant on such Contributors' behalf.

          E. The applicable Contributors will be charged with all interest to date of Closing on any mortgage other than DFW South. With respect to DFW South, interest thereon and all escrows held by lender shall be adjusted at Closing.

          F.   Rents due under any ground leases shall be prorated.

          G. Guest, convention, room, food, beverage, and all other charges and revenues for services rendered and from the operation of the Hotel, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Hotel and any other revenues, as and when collected, provided, however, that (i) food, room service and restaurant revenue shall be read, measured (and tapes preserved) and apportioned as of 2:00 a.m. on the Closing Date, and (ii) the final night's room revenues (revenue from rooms occupied on the evening preceding the Closing Date) less a sum equal to all room maid services with respect thereto shall be allocated to the applicable Contributors. All cash, checks, and other funds, and all other notes, security, accounts receivable and other evidence of indebtedness located at the Hotel and balances on deposit to the credit of the Partnership with banking institutions (as well as the guest (tray) ledger for guests staying at the Hotel on the Closing Date) shall be credited to the applicable Contributors.

          H. Fees and expenses for music, entertainment, trade association dues, trade, newspaper and other periodical subscriptions, coin machine income, and washroom and checkroom income.

          I.   The value of food and liquor inventory in unopened cases.

          J. With respect to all prepaid rents and deposits, including but not limited to, utility deposits, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services or made in connection with the space leases or the guest bookings (collectively, the "Deposits"), the OP shall be entitled to a credit for the amount of the Deposits which do not remain in possession of the Partnership, and the Partnership will remain liable for all of the post-Closing liability and obligations, if any, with regard to such Deposits;

          7.2  RECONCILIATION.  If, after the prorations to be made pursuant to
               --------------
7.1, (x) the sum of all cash and cash equivalents, investments, accounts receivable, prepaid expenses and deposits and other assets generally recognized as current assets owned by the Partnership, exceeds or is less than (y) the sum of all accounts payable, accrued real estate taxes, accrued interest, other accrued expenses and other liabilities generally recognized as current liabilities owed by the Partnership, any excess amount shall be paid by the OP to the Contributors (and Other Contributors) in such Partnership (based on their Allocable Shares), or such Contributors (and Other Contributors) shall each pay their Allocable Shares of any shortfall to the OP, as the case may be; provided, however, that, except as expressly set forth herein, the Contributors (and the Other Contributors) in each Partnership shall each remain responsible for their Allocable Shares of the payment of all accounts payable and other pre-Closing liabilities to the extent the OP did not receive a current asset in an amount intended to offset such liability.

          7.3  OTHER COSTS.  All sales, use and occupancy taxes, if any, due or
               -----------
to become due in connection with revenues received from the Hotel prior to the Closing Date will be paid by the applicable Contributors. All sales, use and other transfer taxes, if any, payable as a result of the contribution of the Partnership Interests to the OP will be paid by the OP. The Contributors shall be entitled to receive any rebates or refunds on taxes or other payments paid to the Partnerships for periods prior to the Closing. The costs of Title Policies and recordation of all instruments, surveys, environmental investigations, travel expenses, professional fees and all other out-of-pocket costs incurred in conveying the assets shall be borne by the OP.

          7.4  ESTIMATE AND FINAL RECONCILIATION.  Prior to Closing, the
               ---------------------------------
Contributors and the OP shall reasonably cooperate to make a preliminary determination of the prorations required hereunder. As soon as reasonably possible after Closing, the Contributors (and Other Contributors) in each Partnership shall cooperate with the OP to make a final determination of such prorations in accordance with this Article 7. Upon the final reconciliation of the prorations under this Article, but in any event not later than thirty days following Closing (or as soon thereafter as possible), any party which owes another party any sums hereunder shall pay such party such sums within ten (10) days after the reconciliation of such sums. The obligations to calculate such prorations, make such reconciliations and pay such sums shall survive Closing.

          7.5  CONTRACT HOTEL.  The prorations, adjustments and costs in
               --------------
connection with the acquisition of the Contract Hotel shall be allocated between the Seller and the Acquired Hotel Owner in accordance with the Contract. At Closing, the Contract Contributor shall be reimbursed in cash for all of its costs and expenses incurred in negotiation, execution, and subsequent amendment of, and performance under the Contract, including, without limitation, the cost of any deposits, title searches, surveys, travel expenses, professional fees, or any other out-of-pocket costs it incurred in connection with the Contract.


                                   ARTICLE 8

                             CONDITIONS TO CLOSING
                             ---------------------


          8.1  CONTRIBUTOR'S CONDITIONS PRECEDENT. The obligation  of the
               ----------------------------------
Contributors to close the transactions contemplated hereby is subject to:

               A. All representations and warranties of the OP contained in this Agreement being true and correct in all material respects at and as of the Closing Date;

               B.   The OP and REIT have made all deliveries contemplated by
Section 4.3.9 and Section 6.2 and other obligations and covenants of the OP to have been performed on or before the Closing Date having been timely and duly performed in all material respects;

               C. The consummation of the IPO on or before the end of the IPO Period;

               D.   Each of the Shares shall entitle the holder thereof to one
(1) vote on all matters which are the subject of a vote by any holder of Shares and there shall not be a class of shares in the REIT which shall entitle any holder thereof to any greater voting rights than any other holder of Shares whether by cumulative voting rights or otherwise;

               E. If applicable, the expiration or termination of the applicable waiting period under the Hart Act with no action pending by the Department of Justice or Federal Trade Commission to prohibit or enjoin the sale;

               F. Execution of the Underwriting Agreement by the Chairman of the REIT.

Upon failure of any condition precedent set forth in this Section 8.1, the Contributors' rights and remedies under this Agreement shall be limited to the termination of this Agreement.

          8.2  CONDITIONS TO THE OP'S AND REIT'S OBLIGATIONS.   In addition to
               ---------------------------------------------
the conditions to Closing set forth below, the obligation of the OP to close the transactions contemplated hereby with respect to each Partnership Interest is subject to the following conditions, as well as to the Contributors having performed all of their other obligations under this Agreement, including, but not limited to, delivery to the OP within 30 days of the date hereof, of all of the Schedules and Exhibits. If the OP in its reasonable discretion, is not satisfied with any of the covenants, representations and warranties made by the Contributors pursuant to this Agreement, or with any information disclosed in any schedules or documents delivered pursuant hereto, the OP may elect not to accept the Partnership Interests in such Partnership, and, in such event, the Contribution Value shall be adjusted accordingly.

               A. The Registration Statement shall have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or shall have been threatened by the SEC.

               B. The IPO has been consummated on or before the end of the IPO Period by sale of all or substantially all of the capital stock of the REIT registered for sale in the IPO, but excluding the capital stock registered for sale upon the exercise of the underwriters' overallotment option. Further the portion of the net proceeds from the IPO which is to be contributed to the OP by the REIT shall be sufficient, as determined by the OP in its reasonable discretion, to enable the OP (i) to acquire all the Partnership Interests of each Contributor, and (ii) to apply such portion of the net proceeds to acquire such other properties or interests, to repay principal, interest and other amount due with respect to indebtedness and to meet such other obligations as may be described herein in the Registration Statement as the same shall be in effect on the Closing Date.

               C. The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange at the time the Offering commenced.

               D. The Contributors' representations and warranties set forth in this Agreement shall be true and correct in all material respects on the Closing Date.

               E. The OP shall have received or have an irrevocable right to receive the Title Policy for each Hotel. The OP shall be satisfied that the Partnership has good and valid title to, or leasehold estate in (where applicable), all of the Hotels, personal property, subject to no Encumbrances except the equipment leases and other Permitted Exceptions.

               F. If required, the expiration or termination of the applicable waiting period under the Hart Act with no action pending for the Department of Justice or Federal Trade Commission to prohibit or enjoin this sale.

               G.   The Contributors have made all required deliveries under
Section 6.1.

               H. There is no injunction, judgment, order, action or proceeding which would prevent or limit the consummation of this transaction.

               I. The concurrent closing of all of the other Formation Transactions contemplated by the Registration Statement, including the following:

                    1. Consummation of the closings of the Other Hotels as contemplated by the Registration Statement and pursuant to all contractual arrangements entered into by the OP.

                    2. The OP shall acquire the Contract and immediately thereafter, acquire the Contract Hotel in accordance with the Contract and this Agreement. It is a condition to the OP's acquisition of Contract (and closing thereunder) that the seller under the Contract shall have fulfilled all obligations under the Contract and all other conditions to the "Purchaser's" obligations under the Contract shall have been fulfilled to the satisfaction of the OP, and all representations and warranties with respect to the Contract Hotel contained in the Contract shall be true and correct in all material respects.

                    3. The OP shall acquire the Partnership Interests of all Other Contributors.

                    4. The Franchise Agreements contemplated by the Registration Statement for each of the Acquired Hotels shall either be committed by a binding franchisor commitment or shall then be in full force and effect and all permits, licenses and other operating agreements necessary for the continued operation of all the Acquired Hotels shall be in full force and effect.

                    5.   Execution of the Option Agreements.

          8.3  OP RIGHTS.  If any of the conditions set forth in Section 8.2
               ---------
above are not satisfied as of the Closing, the OP shall have the right, at its sole option, to (a) waive the condition and close the acquisition of the Assets in accordance with the terms of this Agreement or (b) terminate this Agreement. Nothing herein shall limit the OP's and REIT's rights and remedies under the Supplemental Representations and Warranties Agreement. In absence of election by the OP of option (b) above, option (a) shall be deemed to have been chosen. If the OP elects to terminate this Agreement, then neither party shall have any further liability hereunder.


                                   ARTICLE 9

                    ACTIONS AND OPERATIONS PENDING CLOSING
                    --------------------------------------

          9.1  ACTIONS AND OPERATIONS OF THE INTEREST CONTRIBUTORS AND THE
               -----------------------------------------------------------
PARTNERSHIPS PENDING CLOSING.  The Contributors covenant and agree that from the
- ----------------------------
date hereof through the Closing Date with respect to the Partnerships and the Hotels, to the extent Contributors exercise such control over the Partnerships, they will comply with the following covenants:

               A. Operate, manage, and maintain the Hotel consistent with prior practice, including, without limitation, (i) using reasonable efforts to keep available the services of its present employees and to preserve its relations with guests, suppliers and other parties doing business with the Hotel, (ii) accepting booking contracts for the use of the Hotel facilities on terms not less favorable than the terms typically arranged as of the date of this Agreement and retaining such bookings, (iii) maintaining the current level of advertising and other promotional activities for Hotel facilities, and (iv) remaining in substantial compliance with all current Licenses;

               B.   Not commit waste of any portion of the Hotel;

               C. Keep and maintain the Hotel in accordance with clause A above, reasonable and ordinary wear and tear excepted;

               D. Keep, observe, and perform all its obligations under the space leases, equipment leases, the service contracts, and all other applicable contractual arrangements relating to the Hotel;

               E. Timely make all repairs, maintenance, and replacements to keep the Hotel and all furnishings, fixtures and equipment in accordance with clause A above, and not cause or permit the removal of furnishings, fixtures and equipment from the Hotel except for the purpose of discarding worn and valueless items;

               F. Keep merchandise, supplies, inventory and other personal property adequately stocked, consistent with good business practice, as if the conveyance of the Partnership Interests hereunder were not to occur;

               G. Advise the OP promptly of any litigation, arbitration, or administrative hearing before any court or governmental agency concerning or affecting the Hotel which is instituted or threatened after the date of this Agreement or if any representation or warranty contained in this Agreement shall become false;

               H. Not take, or omit to take, any action that would have the effect of violating any of the representations, warranties, covenants or agreements of Contributors contained in this Agreement or in the Contract as the case may be;

               I. Comply with all federal, state, and municipal laws, ordinances, regulations, and orders relating to the Hotel;

               J. Not sell or assign, or enter into any agreement to sell or assign, or create or permit to exist any Encumbrance (other than a Permitted Exception) on, the Hotel or any portion thereof;

               K. Not allow any permit, receipt, license, franchise or right currently in existence with respect to the operation, use, occupancy or maintenance of the Hotel to expire, be canceled or otherwise terminated;

               L. Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Hotel or any part thereof prior to the date on which the payment thereof is due;

               M. Maintain in full force and effect the present policies and level of insurance with respect to the Hotel until the Closing Date;

               N.   Comply with all mortgages and ground leases;

               O. All notices of violation of federal, state or municipal laws, ordinances, orders, regulations or requirements issued by, or filed by, or served by, any governmental agency having jurisdiction over the Hotel against or affecting the Hotel on or before the Closing Date shall be promptly disclosed to the Partnership.

          9.2  LICENSES.  The Contributors shall cooperate with the OP in its
               --------
efforts to obtain new liquor licenses or permits for the Hotel to the extent required. If such licenses or permits have not been obtained prior to Closing, the Contributors shall cooperate with the OP in making arrangements so that the Hotel may continue to operate under existing licenses or permits to the extent permitted by law until new ones are obtained.

          9.3  CONTRACT.  The Contract Contributor shall not amend or terminate
               --------
the Contract without the consent of the OP nor waive any material provision thereof, or grant any consents thereunder without approval of the OP. The Contract Contributor shall not assign the Contract (except to the OP or its designee).

          9.4  RIGHT OF ENTRY.  At any time prior to Closing, the OP shall have
               --------------
the right to enter upon any of the land and improvements of each Hotel to inspect such Hotels and to conduct tests and investigations at its sole cost and expense. In addition, the Contributors shall allow the OP to review all Records relating to the Hotels. The Contributors shall cooperate with the OP, and its agents, in arranging such inspections and reviews. The OP shall conduct all such inspections and reviews so as not to interfere unreasonably with the operation of the Hotels. The OP may order engineer's reports and environmental reports for all Hotels and the Partnerships, at the OP's sole cost and expense, to be conducted by engineering firms and environmental consultants selected by the OP. The Contract Contributor shall cooperate with the OP to coordinate and facilitate site inspections, document review and testing with respect to the Contract Hotel.


                                  ARTICLE 10

                DAMAGE OR DESTRUCTION; CONDEMNATION; INSURANCE
                ----------------------------------------------

          10.1  TERMINATION OF AGREEMENT.  If at any time prior to the Closing
                ------------------------
Date, (a) all or any material portion of a Hotel is destroyed or damaged as a result of fire or any other casualty whatsoever as determined by the OP or (b) if any proceeding relating to the proposed taking of all or any material portion of a Hotel by condemnation or eminent domain is instituted or threatened by any public authority, then, at the option of the OP, (i) the OP may close the purchase of the Hotel otherwise in accordance with the terms of this Agreement (or, if the Contract Hotel, in accordance with the Contract), or (ii) elect not to acquire the Partnership Interests with respect to such Hotel or the Contract if the Contract Hotel, and adjust the Contribution Value accordingly. The Contributors shall give the OP written notice of any such casualty or instituted or threatened proceeding within three (3) days after the occurrence thereof (or in the case of the Contract Hotel after learning of such event), the OP shall notify the Contributors of its election within ten (10) business days of the OP's notice.

          10.2  NO TERMINATION OF AGREEMENT.  If there is any partial or total
                ---------------------------
damage or destruction or condemnation or taking, other than as set forth above, and if the OP elects to acquire the Asset, then (x) if the Contract Hotel, the provisions of the Contract will govern (y) if a Hotel, all condemnation and insurance proceeds paid or payable to the Contributors applicable thereto shall remain with the Partnership (to the credit of the OP) at Closing (except to the extent utilized to repair before

Closing), and the Contributors shall further execute all assignments and any other documents or other instruments as the OP may reasonably request or as may be necessary to transfer all interest in all such proceeds to the OP or to whomever the OP shall direct. The Contract and other documents executed at the closing of the Contract with the Seller shall govern the ongoing relationship, if any, between the Seller and the Acquired Hotel Owner.


                                  ARTICLE 11

                          LIABILITIES; ASSIGNMENT AND
                       ASSUMPTION OF CERTAIN OBLIGATIONS
                       ---------------------------------

          11.1  ASSUMPTION OF LIABILITIES BY THE OP.  With respect to the
                -----------------------------------
Hotels, from and after the Closing Date, except as otherwise herein expressly provided and subject to the provisions hereof which survive the Closing, as between the Contributors, on the one hand, and the OP and the REIT, on the other, the OP shall be responsible for all liabilities and obligations relating to the Hotel (even if accrued or attributable to a period prior to the Closing Date provided they are disclosed in the Registration Statement (or exhibits thereto), this Agreement, the Exhibits or Schedules to this Agreement (whether currently attached or added prior to the Red Herring) or the Supplemental Representations and Warranties Agreement (including schedules and exhibits thereto) or otherwise incurred in the ordinary course of business between the Red Herring and the Closing, provided they are disclosed in writing to the OP prior to the Closing. The provisions of this Section survive Closing.


                                  ARTICLE 12

                                  INDEMNITIES
                                  -----------

          12.1  THE OP'S INDEMNITY.  Subject to the limitation on liability set
                ------------------
forth in Section 12.2 hereof, the OP agrees to indemnify, defend (with counsel mutually acceptable to the OP and Contributors) and hold Contributors harmless against and with respect to the following and the provisions of this Section survive Closing:

               (i) any loss or damage to Contributors, subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of the OP or resulting from any breach or default by the OP of any obligation of the OP under this Agreement or from liabilities incurred by the OP, the Partnerships, or the Acquired Hotels after the Closing;

               (ii) any injury or damage to person, property, or the businesses of the Partnerships causing any loss or damage resulting from or arising out of work performed by the OP pursuant to Section 9.4 hereof; and

              (iii) all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing.

          12.2  LIMITATION ON LIABILITY.  The parties acknowledge that this
                -----------------------
Agreement and all documents, agreements, understandings and arrangements relating to the transactions contemplated by this Agreement to be executed or undertaken by the OP which have been executed by one or more officers of its general partner have been or will be so executed in his/her capacity as an officer of its general partner, and not individually, and none of the partners, officers or employees of the OP nor any of the directors, officers, shareholders or employees of its general partner or the REIT (in their capacities as directors, officers, shareholders or employees of such corporation) shall be bound or have any personal liability hereunder or thereunder except as shall arise from the gross negligence or willful misconduct thereof. Contributors shall look solely to the assets of the OP for satisfaction of any liability of the OP in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the partners, officers or employees of the OP nor any of the director, officers, shareholders or employees of the REIT or any of their personal assets for the performance or payment of any obligation hereunder or thereunder except as shall arise from the gross negligence or wilful misconduct thereof.

          12.3  CONTRIBUTORS' INDEMNITY.  Subject to the limitation on liability
                -----------------------
set forth in Section 4.1.D. hereof, each Contributor agrees to indemnify, defend (with counsel mutually acceptable to the OP and such Contributor) and hold the OP harmless against and with respect to any loss or damage to the OP subsequent to the Closing Date, resulting from any inaccuracy in or breach of any representation or warranty of such Contributor or resulting from any breach or default by such Contributor of any obligation of such Contributor under this Agreement, as well as all costs and expenses, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the foregoing. The provisions of this Section survive Closing.

          12.4  NOTICE OF CLAIMS.  Contributors and the OP, as applicable, shall
                ----------------
promptly notify the other in the event any claim is made against Contributors or the OP as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee harmless therefrom. This provision shall survive Closing.

                                  ARTICLE 13

                                    NOTICES
                                    -------


          13.1  NOTICES.  Except as otherwise provided in this Agreement, all
                -------
notices, demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing, shall be deemed to have been properly given when received by the party to whom such notice is addressed, and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by overnight express courier, postage prepaid, addressed to the party to be so notified as follows: if intended for the OP, to the address listed in the Recitals, and if intended for the Contributors, to the addresses listed on Schedule 1 hereto.


                                  ARTICLE 14

                               POWER OF ATTORNEY
                               -----------------

          14.1  GRANT OF POWER OF ATTORNEY.  Each Contributor does hereby
                --------------------------
irrevocably appoint Steven D. Jorns, Bruce G. Wiles and Kenneth E. Barr and the OP and each of them individually, with full power of substitution (such person or the OP or any such successor of any of them acting in his, her or its capacity as attorney-in-fact pursuant hereto, the "Attorney-in-Fact"), as the true and lawful attorney-in-fact and agent of such Contributor, to act in the name, place and stead of the Contributor:

          (a) To enter into (i) a Registration Rights Agreement, (ii) the Lock-Up Agreement, (iii) the Exchange Rights Agreement, (iv) the OP Partnership Agreement (or any OP Partnership Amendment) in order to admit such Contributor as a Partner in the OP, (v) and the Supplemental Representations and Warranties Agreement (if the Contributor is an Indemnitor and has approved such agreement).

          (b) To take for such Contributor all steps deemed necessary or advisable by the Attorney-in-Fact in connection with the IPO, including without limitation (i) filing a registration statement and amendments thereto (the "Registration Statement") under the Securities Act which describes the benefit to be received by such Contributor in connection with the formation of the REIT and the offering of the REIT's Shares, (ii) distributing a preliminary prospectus and prospectus regarding the offering of the REIT's Shares (the "Preliminary Prospectus" and "Prospectus") which contain such information as is deemed necessary or desirable to lawfully effect the IPO, and (iii) to take such other steps as the Attorney-in-Fact may deem necessary or advisable.

          (c) To make, acknowledge, verify and file on behalf of such Contributor applications, consents to service of process and such other undertakings or reports as may be required by law with state commissioners or officers administering state securities or Blue Sky laws and to take any other action required to facilitate the exemption from registration of the Units and the qualification of the Shares under the securities or Blue Sky laws of the jurisdictions in which the Units are to be offered.

          (d) To make, execute, acknowledge and deliver all such other contracts, orders, receipts, notices, requests, instructions, certificates, consents, letters and other writings (including without limitation the Closing Documents and any other documents relating to the contribution of the Contributor's Assets to the OP) and, in general, to do all things and to take all actions which the Attorney-in-Fact in its sole discretion may consider necessary or proper in connection with or to carry out the transactions contemplated by this Agreement as fully as could the Contributor if personally present and acting.

          The Power of Attorney granted by the Contributor pursuant to this
Article 14 and all authority conferred hereby is granted and conferred subject to and in consideration of the interest of the OP and the REIT and is for the purpose of completing the transactions contemplated by this Agreement. The Power of Attorney of the Contributor granted hereby and all authority conferred hereby is coupled with an interest and therefore shall to the extent allowed by law be irrevocable and shall not be terminated by any act of the Contributor or by operation of law, whether by the death, disability, incapacity or liquidation of the Contributor or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which the Contributor is acting as a fiduciary or fiduciaries), and if, after the execution hereof, the Contributor shall die or become disabled or incapacitated or is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Agreement, the Attorney-in-Fact shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or other event or events had not occurred and regardless of notice thereof. The Contributor acknowledges that Steven D. Jorns, Bruce G. Wiles and Kenneth E. Barr and the OP have, and any successor thereof acting as Attorney-in-Fact may have, an economic interest in the transaction contemplated by this Agreement. The Contributor agrees that, at the request of the OP or any Attorney-in-Fact, it will promptly execute a separate power of attorney on the same terms set forth in this Article 14, such execution to be witnessed and notarized.

          14.2  LIMITATION ON LIABILITY.  It is understood that the Attorney-in-
                -----------------------
Fact assumes no responsibility or liability to any person by virtue of the Power of Attorney granted by the Contributor hereby. The Attorney-in-Fact, acting in such capacity, makes no representations with respect to and shall have no responsibility for the formation of the REIT, the contribution of the Assets to the OP, the Registration Statement, the Prospectus or any Preliminary Prospectus, nor for any aspect of the IPO, and it shall not be liable for any error of judgment or for any act done or omitted or for any mistake of fact or law except for its own gross negligence or bad faith. The Contributor agrees to indemnify the Attorney-in-Fact for and to hold the Attorney-in-Fact harmless against any loss, claim, damage or liability incurred or in part arising out of or in connection with its acting as the Attorney-in-Fact under the Power of Attorney created by the Contributor hereby, as well as the cost and expense of investigating and defending against any such loss, claim, damage or liability, except to the extent such loss, claim, damage or liability is due to the gross negligence or bad faith of the Attorney-in-Fact. The Contributor agrees that the Attorney-in-Fact may consult with counsel of its own choice (who may be counsel for the OP and/or the REIT) and it shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          14.3  RATIFICATION; THIRD PARTY RELIANCE.  The Contributor does hereby
                ----------------------------------
ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue of the exercise of the powers granted unto it by the Contributor hereunder, and the Contributor authorizes the reliance of third parties on this Power of Attorney and waives its right, if any, as against any such third party for its reliance hereon.


                                  ARTICLE 15

                                 MISCELLANEOUS
                                 -------------

          15.1  EXPENSES.  The OP shall be responsible for all costs incurred by
                --------
Contributors, the REIT and the OP directly or indirectly relating to the planning and formation of the REIT and the OP and the planning, formation and closing of the IPO and the transactions contemplated hereby, including, but not limited to, legal, accounting and consulting fees, and travel (including room and board). The OP shall be responsible for the cost of all surveys, title insurance premiums and charges for the issuance of the Title Policies (except to the extent specified in the Contract), all expenses resulting from any New York style closing and all testing and inspection costs.

          15.2  BROKERAGE.  The Contributors and the OP each hereby represent
                ---------
and warrant to the other that neither has dealt with any broker or finder in connection with the transactions contemplated hereby (except as specified in the Contract and except for the underwriter in connection with the IPO who will be paid by the OP or the REIT); and each hereby agrees to indemnify, defend and hold the other harmless of and from any and all manner of claims, liabilities, loss, damage, reasonable attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by and such broker or finder in contravention of its representation and warranty herein contained in this Section 15.2.

          15.3  BOOKS AND RECORDS.  The transactions contemplated hereby include
                -----------------
the retention by the Partnerships of the Records of the Partnerships. The OP covenants and agrees that such Records will remain at the Hotels or will be retained by the Partnership for examination, audit and copying by the Contributors after the Closing as provided in this Section 15.3. The OP agrees to provide access to the Contributors and their representatives to such books, records, files and correspondence at all reasonable times and after reasonable notice.

          15.4  HART-SCOTT-RODINO ACT.  If it shall be determined that the
                ---------------------
transaction contemplated herein is subject to the reporting requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart Act"), then each party shall forthwith proceed to make the necessary filings, and take all other actions necessary to comply with the Hart Act and the rules and regulations thereunder. If such requirements have not been fulfilled by the Closing Date, then the Closing Date shall be adjourned until such requirements have been fulfilled, but such adjournment shall not be for more than sixty (60) days and in no event shall the Closing be extended beyond the IPO Period. If such requirements have not been fulfilled prior to the expiration of such sixty (60)- day period, Contributors or the OP, by notice to the other, may terminate this Agreement, in which event neither party shall have any further Obligation or liability to the other party hereunder.

          15.5  SURVIVAL.  Except as expressly provided or limited to the
                --------
contrary herein or in any instrument delivered pursuant hereto, the representations, warranties, obligations, covenants, agreements, undertakings and indemnifications of the parties contained herein or in any instrument required to be delivered pursuant hereto shall not survive the Closing.

          15.6  THE OP'S INVESTIGATION AND INSPECTIONS.  Any investigation or
                --------------------------------------
inspection conducted by the OP, or any agent or representative of the OP, pursuant to this Agreement, in order to verify independently Contributors' satisfaction of any conditions precedent to the OP's Obligations hereunder or to determine whether Contributors' warranties are true and accurate, shall not affect (or constitute a waiver by the OP of) any of Contributors' Obligations hereunder or the OP's reliance thereon.

          15.7  CONSTRUCTION.  This Agreement shall not be construed more
                ------------
strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that the OP and Contributors have contributed substantially and materially to the preparation of this Agreement.

          15.8  GENERAL.  This Agreement may be executed in any number of
                -------
counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all Schedules and Exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated except by written agreement between the parties hereto, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity, other than the parties hereto and their permitted successors and assigns.

          15.9  HEADINGS.  The headings preceding the text of the paragraphs and
                --------
subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

          15.10  GOVERNING LAW; PARTIES AT INTEREST.  This Agreement will be
                 ----------------------------------
governed by the law of the State of New York without giving effect to the conflicts of laws principles thereof, and will bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, permitted assigns and personal representatives.

          15.11  COMPUTATION OF TIME.  In computing any period of time pursuant
                 -------------------
to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday or legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such legal holiday.

          15.12  TIME OF THE ESSENCE.  All times, wherever specified herein for
                 -------------------
the performance by Contributors or the OP of their respective obligations hereunder, are of the essence of this Agreement.

          15.13  COUNTERPARTS.  This Agreement may executed in any number of
                 ------------
counterparts, each of which when taken together shall constitute one Agreement.

          15.14  MUTUAL WAIVERS, CONSENTS AND ACKNOWLEDGMENTS.
                 --------------------------------------------

          (a) Conditioned upon execution by all Other Contributors (other than Diversified in Toledo) of an agreement (i.e., the Other Contribution Agreements) containing waivers, consents, and acknowledgements similar in substance to the form of this Section 15.14, each Contributor hereby (i) waives any and all restrictions on transfers of partnership interests and rights of acquisition thereof as set forth in their respective Formation Documents (ii) consents to the contribution by each Contributor and Other Contributors of their respective Partnership Interests to the OP or the REIT (as their designees), (iii) acknowledges full accounting and reconciliation of all Partnership accounts and books and records, and (iv) waives, releases and relinquishes any and all claims against the Partnerships and against one another and against the Other Contributors with respect to Partnership affairs.

          (b) By execution of this agreement, each Contributor who is also a partner in a Contributor Entity consents to the execution of this agreement by such Contributor Entity and the contribution of its Partnership Interest. In addition, those persons or entities who are partners in Contributor Entities, but are not otherwise Contributors (or Other Contributors) are executing this Agreement for the sole purpose of granting their consent to the execution of this agreement by such Contributor Entity and the contribution of its Partnership Interest. Further, the Contributors who are also partners in the Contract Contributor hereby consent to assignment of the Contract to the OP. Those persons who are partners in the Contract Contributor (but are not otherwise Contributors) are also executing this agreement to signify their consent to such assignment.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                              THE OP
                              ------

                              American General Hospitality Operating
                              Partnership, L.P.

                              By:  AGH LP, Inc.

                                 By:  /s/ AGH LP, Inc.
                                     -------------------------------------


                              THE CONTRIBUTORS
                              ----------------

                              Virtual Hospitality, Inc.

                                   By:  /s/ Virtual Hospitality, Inc.
                                      -------------------------------------


                              Jackson-Shaw Partners No. 51, Ltd.

                                   By: James E Sowell Oil & Gas, Inc.

                                   By:   /s/ James E. Sowell
                                       --------------------------------------
                                                President

                              3005 Hotel Associates, Ltd.

                                   By:  Virtual Hospitality, Inc.

                                        By:  /s/ Virtual Hospitality, Inc.
                                            --------------------------------


                              3100 Hotel Associates, L.P.

                                   By:  Virtual Hospitality, Inc.

                                        By:  /s/ Steven D. Jorns
                                           -----------------------------------

                              --------------------------------------------------
                              Steven D. Jorns


                              Jim Sowell Construction Co., Inc.

                              By:
                                   /s/ James E. Sowell
                                   ---------------------------------------------
                                   James E. Sowell, Chairman

                              /s/ James E. Sowell
                              --------------------------------------------------
                              James E. Sowell

                              /s/ Monica Jorns
                              --------------------------------------------------
                              Monica Jorns

                              /s/ Lewis W. Shaw, II
                              --------------------------------------------------
                              Lewis W. Shaw, II


                              /s/ Kenneth W. Shaw
                              --------------------------------------------------
                              Kenneth W. Shaw


                              /s/ Bruce G. Wiles
                              --------------------------------------------------
                              Bruce G. Wiles


                              3860 Investors Joint Venture

                              By:  /s/ Investors Joint Venture
                                 -----------------------------------------------
                                       Managing Partner


                              282 Almaden Associates, L.P.

                                   By:  Virtual Hospitality, Inc.

                                        By: /s/ Virtual Hospitality, Inc.
                                           ------------------------------------



The following persons and
entities are executing this
agreement for purposes of
(S)15.14(b) only:


/s/ Carole C. Shaw
- -----------------------------
Carole C. Shaw


/s/ Kenneth E. Barr
- -----------------------------
Kenneth Barr


Matlock I-20, Inc.

By:  /s/ Matlock I-20, |nc.
   --------------------------

JES Hotel Associates, L.P.

By: James E Sowell Oil & Gas, Inc.

By:  /s/ James E. Sowell
    -------------------------------
                    President

The Arlington Antigua Club,
  Inc.

By:  /s/ The Arlington Antigua Club, Inc.
   --------------------------------------


SPHI, Inc.

By: /s/ Kenneth W. Shaw, President
   ---------------------------------------

                                  SCHEDULE 5


                      (CALCULATION OF CONTRIBUTION VALUE)


A.  The Contribution Value will be determined as follows:

               CV = (CAD x POR)-TPSU
                     ---------
                        IY

       Where:

       CV   =  The aggregate Contribution Value of the Partnership Interests and
               the Contract.

       CAD = Pro forma Cash Available for Distribution (as such term is defined in the Registration Statement) from the OP as set forth in the final red herring included in the Registration Statement.

       POR = The percentage of CAD (expressed as a decimal fraction) that will be distributed to partners in the OP or stockholders in the REIT (as the case may be) as set forth in the final red herring included in the Registration Statement.

       IY   =  The initial yield (expressed as a decimal fraction) as set forth in the final red herring included in the Registration Statement calculated by dividing the estimated annual distribution per share for the 12-month period following the IPO by the mid-point of the proposed offering prices per share as set forth in the final red herring included in the Registration Statement.

       TPSU = The sum of (i) the value of the Shares (based on the mid-point of the proposed offering prices per share as set forth in the final red herring in the Registration Statement) issued in connection with the IPO and (ii) the value of the Shares and Units (based on the mid-point of the proposed offering prices per share as set forth in the final red herring included in the Registration Statement) issued to persons or entities other than the Contributors as set forth in the applicable contracts of sale or contribution agreements.

B. The number of units to be received by the Contributors will be determined as follows:

            CV
            ---
            MP

       Where:

       MP   =  The mid-point of the proposed offering prices per share as set forth in the final red herring included in the Registration
               Statement.

C. Notwithstanding anything to the contrary set forth herein, the Contributors shall have no obligation to consummate the transactions contemplated by this Agreement if IY exceeds 8.75%.